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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Capital Markets Assurance Corporation:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Onyx Acceptance Grantor Trust 1996-4 Form S-1 filed in connection with the registration of Auto Loan Pass-Through Certificates, Series 1996-4.

     Our reported dated January 25, 1996, refers to the Company's adoption at December 31, 1993 of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain investments in Debt and Equity Securities."

                                          /s/ KPMG PEAT MARWICK LLP

New York, New York
November 20, 1996